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Exhibit 23.2

[KENNAN E. KAEDER LETTERHEAD]
CONSENT

    I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Axtion Foods, Inc.

DATED November 1, 2001

Yours truly,

/s/ Kennan E. Kaeder
Kennan E. Kaeder

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[KENNAN E. KAEDER LETTERHEAD] CONSENT